Exhibit 99.1

Zai Lab Announces Second Quarter 2026
Financial Results and Recent Corporate Updates

–The Company advanced multiple global oncology and immunology programs toward key clinical and regulatory milestones, with significant pipeline catalysts expected in the second half of 2026
–Global Phase 1 data for zocilurtatug pelitecan (zoci) in combination with a PD-L1 inhibitor in first-line SCLC to be presented at ESMO 2026; planned initiation of a registrational Phase 3 study later this year
–Registrational Phase 3 DLLEVATE study evaluating zoci in second-line plus SCLC remains on track, with enrollment expected to be completed in the first half of 2027, supporting a potential U.S. accelerated approval submission in 2027
–Global Phase 1/1b study of ZL-1503, a potential first-in-class long-acting IL-13/IL-31Rα bispecific antibody for the treatment of atopic dermatitis, continues to advance, with initial first-in-human data expected in the second half of 2026
–KarXT successfully launched in mainland China; encouraging early launch trends building momentum ahead of potential NRDL inclusion
–Total revenues of $106.3 million in the second quarter of 2026; net product revenue grew 11% versus prior quarter driven by stabilization of ZEJULA and double-digit volume growth for VYVGART; commercial business positioned for a return to meaningful growth in 2027

Conference call and webcast today, August 6, 2026, at 8:00 a.m. ET (8:00 p.m. HKT)

SHANGHAI & CAMBRIDGE, Mass., August 6, 2026 -- Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688) today announced financial results for the second quarter of 2026, along with recent product highlights and corporate updates.

“Zai Lab is entering an exciting new chapter in our evolution,” said Dr. Samantha Du, Founder, Chairperson and Chief Executive Officer of Zai Lab. “Over the past several years, we have evolved from bringing innovative medicines to patients in China to becoming a global biopharmaceutical company developing our own differentiated medicines for patients around the world. Today, our innovation pipeline is rapidly maturing. We advanced zocilurtatug pelitecan (zoci), our potential best-in-class DLL3 antibody-drug conjugate (ADC), from Investigational New Drug (IND) to global Phase 3 in under two years, and our growing portfolio of internally developed medicines, including ZL-1503, gives us confidence that innovation will increasingly drive Zai Lab's next phase of growth. Meanwhile, we continue to strengthen our commercial business. This quarter, we sharpened our commercial focus, delivered sequential revenue growth, maintained commercial profitability, and laid the foundation for a return to meaningful growth in 2027. Together, these achievements position Zai Lab to create long-term value for patients and shareholders.”

“We are excited about the progress across our growing global pipeline, with three registrational studies expected to be underway by year end and the potential for our first U.S. regulatory submission next year,” said Rafael G. Amado, M.D., President, Head of Global Research and Development at Zai Lab. “Zoci has demonstrated a differentiated profile — strong systemic and intracranial activity with a favorable safety profile — that supports development across multiple treatment settings in small cell lung cancer (SCLC) and extrapulmonary neuroendocrine carcinomas (epNECs). In immunology, ZL-1503 has the potential to address both inflammation and itch through dual inhibition of IL-13 and IL-31. Combined with its extended half-life enabled by YTE modifications, we believe its differentiated profile has the potential to address significant unmet needs in one of the largest markets in immunology. We look forward to sharing important clinical updates for both programs in the second half of the year.”

Second Quarter 2026 Financial Results

•Total revenue was $106.3 million in the second quarter of 2026, compared to $110.0 million for the same period in 2025. Product revenue, net was $105.8 million in the second quarter of 2026, compared to $109.1 million for the same period in 2025. Net product revenue increased 11% versus the prior quarter, driven by stabilization of ZEJULA and continued volume growth for VYVGART. In the second half of the year, we expect to further stabilize product sales while laying the foundation for a return to meaningful growth in 2027.

•Research and Development (R&D) expenses were $61.8 million in the second quarter of 2026, compared to $50.6 million for the same period in 2025. This increase was primarily due to an increase in licensing fees under our license and collaboration agreements, partially offset by decreased clinical and pre-clinical costs.

•Selling, General and Administrative (SG&A) expenses were $72.9 million in the second quarter of 2026, compared to $71.0 million for the same period in 2025. SG&A remained relatively flat year over year, reflecting continued efforts to streamline the organization, optimize resource allocation, and enhance operating efficiency as the company advances its next phase of growth.

•Loss from operations was $76.5 million in the second quarter of 2026, $60.4 million when adjusted to exclude certain non-cash expenses including depreciation, amortization, and share-based compensation. A reconciliation of loss from operations (GAAP) to adjusted loss from operations (non-GAAP) is included at the end of this release.

•Net loss was $50.8 million in the second quarter of 2026, or a loss per ordinary share attributable to shareholders of $0.05 (or loss per American Depositary Share (ADS) of $0.46), compared to a net loss of $40.7 million for the same period in 2025, or a loss per ordinary share of $0.04 (or loss per ADS of $0.37). The increase in net loss was primarily due to higher licensing fees.

•Cash and cash equivalents, short-term investments, and current restricted cash totaled $717.5 million as of June 30, 2026, compared to $761.3 million as of March 31, 2026.

Recent Pipeline Highlights
Below are key product candidate updates since our last earnings release:
Oncology Pipeline
•Zocilurtatug Pelitecan (zoci, DLL3-Targeting ADC) (formerly ZL-1310):
–In July 2026, Zai Lab received Orphan Drug Designation (ODD) from the U.S. Food and Drug Administration (FDA) for zoci for the treatment of neuroendocrine carcinomas (NECs).
–In June 2026, Zai Lab received ODD from the European Medicines Agency (EMA) for zoci for the treatment of patients with pulmonary NECs.
–In May 2026, Zai Lab received Fast Track Designation from the FDA for zoci for the treatment of patients with epNECs. This is the second FDA Fast Track Designation for zoci, and we are actively engaging with health authorities on a registrational plan for epNECs.
–In April 2026, Zai Lab partner Amgen initiated enrollment in the global Phase 1b study (DeLLphi-313) evaluating zoci in combination with tarlatamab with or without anti-PD-L1 in patients with SCLC.
•TIVDAK (Tisotumab Vedotin, Tissue Factor ADC):
–In June 2026, China’s National Medical Products Administration (NMPA) approved the Biologics License Application (BLA) for TIVDAK for the treatment of adult patients with recurrent or metastatic cervical cancer with disease progression on or after chemotherapy. TIVDAK is the first ADC approved in China for this indication.
Immunology, Neuroscience, and Infectious Disease Pipeline

•ZL-1503 (IL-13/IL-31Rα): Completed enrollment in the single ascending dose (SAD) portion of the Phase 1/1b study of ZL-1503 in healthy volunteers, with initial PK, PD, safety and immunogenicity data expected in the second half of 2026. Enrollment is ongoing in the multiple ascending dose (MAD) portion of the study in patients with atopic dermatitis.

•VYVGART (FcRn): In May 2026, the FDA approved the supplemental Biologics License Application (sBLA) submitted by Zai Lab’s partner argenx for VYVGART® (efgartigimod alfa-fcab) and VYVGART Hytrulo® (efgartigimod alfa and hyaluronidase-qvfc), expanding the label to include all serotypes of adult patients living with generalized myasthenia gravis (gMG) — anti-AChR-Ab positive, anti-MuSK-Ab positive, anti-LRP4-Ab positive, and triple seronegative. The approval is based on data from the Phase 3 ADAPT SERON study. Zai Lab participated in the ADAPT SERON study in Greater China. Zai Lab is preparing to seek inclusion of VYVGART Hytrulo in China’s National Reimbursement Drug List (NRDL) in 2027.

•KarXT (xanomeline and trospium chloride) (M1/M4-agonist): In June 2026, Zai Lab commercially launched KarXT in mainland China for the treatment of schizophrenia in adults. KarXT is the first schizophrenia therapy with a novel mechanism of action approved in over 70 years, offering a fundamentally new approach to treating schizophrenia through selective activation of M1 and M4 muscarinic receptors. Zai Lab is preparing to seek inclusion of KarXT in China’s NRDL in 2027.

•Povetacicept (pove, APRIL/BAFF): In June 2026, Zai Lab partner Vertex announced that the FDA accepted its BLA submission for pove for accelerated approval in adults with immunoglobulin A nephropathy (IgAN), with a PDUFA target action date of November 30, 2026. Zai Lab participated in the global Phase 3 RAINIER study in Greater China.

Anticipated Major Milestones in 2026 and the First Half of 2027
Global Pipeline
Expected Clinical Developments and Data Readouts
Zocilurtatug Pelitecan (zoci, DLL3-Targeting ADC; formerly ZL-1310)

•First-Line Extensive-Stage Small Cell Lung Cancer (ES-SCLC): Report initial Phase 1 data evaluating zoci in combination with atezolizumab, with or without chemotherapy, at the European Society for Medical Oncology (ESMO) 2026 Congress in October 2026 and, subject to emerging data and regulatory discussions, initiate a registrational Phase 3 study in the second half of 2026.
•Second-Line Plus ES-SCLC: Complete enrollment in the global pivotal Phase 3 DLLEVATE study in the first half of 2027 followed by a planned interim analysis with the potential to support a BLA submission for accelerated approval.
•epNECs: Complete enrollment in the Phase 2 expansion portion of the ongoing global Phase 1b/2 study evaluating zoci in patients with selected solid tumors and, subject to regulatory feedback, advance the program into registrational development in the second half of 2026.

ZL-1503 (IL-13/IL-31Rα)
•Report initial first-in-human data from the SAD portion of the global Phase 1/1b study in healthy volunteers, including pharmacokinetics (PK), half-life, pharmacodynamic biomarkers (including pSTAT6), and safety, in the second half of 2026.
•Continue enrollment in the MAD portion of the Phase 1/1b study in patients with atopic dermatitis. Initial clinical data from the MAD portion expected in the first half of 2027.

ZL-6201 (LRRC15 ADC)
•Provide topline results from the dose escalation portion of the global Phase 1a/b study evaluating ZL-6201 in patients with sarcoma and selected tumors in the first half of 2027.

ZL-1222 (PD-1/IL-12)
•Submit an IND application in the U.S. and initiate a global Phase 1 study in 2027.

ZL-1311 (MUC17/CD3)
•Submit an IND application in the U.S. by year-end 2026 and initiate a global Phase 1 study in the first half of 2027.

Regional Pipeline
Upcoming Potential NMPA Acceptance
•Tumor Treating Fields (TTFields) in locally advanced pancreatic cancer.
Expected Clinical Developments and Data Readouts
Efgartigimod (FcRn)
•Myositis: Zai Lab partner argenx to provide topline results from the global Phase 2/3 ALKIVIA study evaluating autoimmune inflammatory myopathies (AIM or myositis) in the third quarter of 2026. Zai Lab participated in the ALKIVIA study in Greater China.

Elegrobart (Anti-IGF-1R, subcutaneous)
•Zai Lab to complete enrollment in the Phase 3 registrational study for the treatment of thyroid eye disease in China in the third quarter of 2026.
•Zai Lab to provide topline results from the China Phase 3 registrational study in 2027.

Conference Call and Webcast Information

Zai Lab will host a live conference call and webcast today, August 6, 2026, at 8:00 a.m. ET (8:00 p.m. HKT). Listeners may access the live webcast by visiting the Company’s website at http://ir.zailaboratory.com. Participants must register in advance of the conference call.

Details are as follows:

•Registration link for webcast (preferred): https://edge.media-server.com/mmc/p/4mhmttj2
•Registration link for dial-in: https://register-conf.media-server.com/register/BIc69829b23daf4513a56e2253eaff583c

All participants must use the link provided above to complete the online registration process in advance of the conference call. Dial-in details will be in the confirmation email which the participant will receive upon registering.

A replay will be available shortly after the call and can be accessed by visiting the Company’s website.

About Zai Lab

Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688) is an innovative, research-based, commercial-stage biopharmaceutical company based in China and the United States. We are focused on discovering, developing, and commercializing innovative products that address medical conditions with significant unmet needs in the areas of oncology, immunology, neuroscience, and infectious disease. Our goal is to leverage our competencies and resources to positively impact human health.

For additional information about Zai Lab, please visit www.zailaboratory.com or follow us at https://x.com/ZaiLab_Global.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, we disclose growth rates that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars. We have also presented a measure of adjusted loss from operations that adjusts GAAP loss from operations to exclude the impact of certain non-cash expenses including depreciation, amortization, and share-based compensation, which we refer to as “profitability.” These adjusted growth rates and adjusted loss from operations are non-GAAP measures. We believe that these non-GAAP measures are important for an understanding of the performance of our business operations and financial results and provide investors with an additional perspective on operational trends and greater transparency into our historical and projected operating performance. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Zai Lab Forward-Looking Statements

This press release contains certain forward-looking statements, including statements relating to our strategy and plans; potential of and expectations for our business, commercial products, and pipeline programs; our goals, objectives, and priorities and our expectations under our growth strategy (including our expectations regarding our commercial products and launches, clinical stage products, revenue growth, profitability, and cash flow); clinical development programs and related clinical trials; clinical trial data, data readouts, and presentations; risks and uncertainties associated with drug development and commercialization; regulatory discussions, submissions, filings, and approvals and the timing thereof; the potential benefits, safety, and efficacy of our products and product candidates and those of our collaboration partners; the anticipated benefits and potential of investments, collaborations, and business development activities; our profitability and timeline to profitability; our future financial and operating results; and financial guidance, including with respect to our capital allocation and investment strategy and our expected path to profitability. All statements, other than statements of historical fact, included in this press release are forward-looking statements, and can be identified by words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “poised,” “positioned,” “possible,” “potential,” “will,” “would,” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees or assurances of future performance. Forward-looking statements are based on our expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. We may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to (1) our ability to successfully commercialize and generate revenue from our approved products; (2) our ability to obtain funding for our operations and business initiatives; (3) the results of our clinical and pre-clinical development of our product candidates; (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of our product candidates; (5) risks related to doing business in China; and (6) other factors identified in our most recent annual and quarterly reports and in other reports we have filed with the U.S. Securities and Exchange Commission (SEC). We anticipate that subsequent events and developments will cause our expectations and assumptions to change, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Our SEC filings can be found on our website at www.zailaboratory.com and on the SEC’s website at www.SEC.gov.

For more information, please contact:

Investor Relations:
Christine Chiou / Cyan Liu
+1 (917) 886-6929 / +86 195 3130 8895
christine.chiou1@zailaboratory.com / cyan.liu@zailaboratory.com

Media:
Shaun Maccoun / Xiaoyu Chen
+1 (415) 317-7255 / +86 185 0015 5011
shaun.maccoun@zailaboratory.com / xiaoyu.chen@zailaboratory.com

Zai Lab Limited

Zai Lab Limited
Unaudited Condensed Consolidated Balance Sheets
(in thousands of U.S. dollars ($), except for number of shares and per share data)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	607,522	679,573
Restricted cash, current	100,000	100,000
Short-term investments	10,000	10,000
Accounts receivable (net of allowance for credit losses of $20 and $31 as of June 30, 2026 and December 31, 2025, respectively)	69,595	106,116
Notes receivable	3,395	12,169
Inventories, net	90,890	74,745
Prepayments and other current assets	32,635	36,683
Total current assets	914,037	1,019,286
Restricted cash, non-current	1,118	1,116
Property and equipment, net	46,431	47,389
Operating lease right-of-use assets	16,159	19,152
Land use rights, net	2,883	2,853
Intangible assets, net	85,774	76,144
Deferred tax assets	4,848	3,390
Other non-current assets	3,543	3,054
Total assets	1,074,793	1,172,384
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	136,692	141,608
Current operating lease liabilities	5,025	6,344
Short-term debt	238,104	204,530
Other current liabilities	48,763	63,684
Total current liabilities	428,584	416,166
Deferred income	27,500	27,333
Non-current operating lease liabilities	11,447	13,385
Other non-current liabilities	225	—
Total liabilities	467,756	456,884
Commitments and contingencies
Shareholders’ equity
Ordinary shares (par value of $0.000006 per share; 5,000,000,000 shares authorized; 1,132,222,310 and 1,113,822,550 shares issued as of June 30, 2026 and December 31, 2025, respectively; 1,122,445,390 and 1,106,389,340 shares outstanding as of June 30, 2026 and December 31, 2025, respectively)	7	7
Additional paid-in capital	3,370,798	3,343,469
Accumulated deficit	(2,730,461)	(2,628,620)
Accumulated other comprehensive income	214	29,697
Treasury Stock (at cost, 9,776,920 and 7,433,210 shares as of June 30, 2026 and December 31, 2025, respectively)	(33,521)	(29,053)
Total shareholders’ equity	607,037	715,500
Total liabilities and shareholders’ equity	1,074,793	1,172,384

Zai Lab Limited
Unaudited Condensed Consolidated Statements of Operations
(in thousands of $, except for number of shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Product revenue, net	105,751	109,085	201,307	214,735
Collaboration revenue	560	892	4,615	1,729
Total revenues	106,311	109,977	205,922	216,464
Expenses
Cost of product revenue	(48,162)	(43,003)	(86,477)	(81,455)
Cost of collaboration revenue	—	(217)	(20)	(412)
Research and development	(61,766)	(50,614)	(127,357)	(111,343)
Selling, general, and administrative	(72,872)	(71,038)	(137,942)	(134,460)
Loss from operations	(76,489)	(54,895)	(145,874)	(111,206)
Interest income	5,879	8,843	12,326	17,449
Interest expenses	(1,587)	(1,262)	(3,224)	(2,449)
Foreign currency gains	15,065	2,837	29,902	3,488
Other income, net	5,285	3,750	5,447	3,553
Loss before income tax	(51,847)	(40,727)	(101,423)	(89,165)
Income tax benefit (expense)	1,022	—	(418)	—
Net loss	(50,825)	(40,727)	(101,841)	(89,165)
Loss per share - basic and diluted	(0.05)	(0.04)	(0.09)	(0.08)
Weighted-average shares used in calculating net loss per ordinary share - basic and diluted	1,116,973,380	1,091,933,150	1,112,208,460	1,086,413,130

Zai Lab Limited
Unaudited Condensed Consolidated Statements of Comprehensive Loss
(in thousands of $)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	(50,825)	(40,727)	(101,841)	(89,165)
Other comprehensive loss, net of tax of nil:
Foreign currency translation adjustments	(14,891)	(2,955)	(29,483)	(4,167)
Comprehensive loss	(65,716)	(43,682)	(131,324)	(93,332)

Zai Lab Limited
Non-GAAP Measures
(unaudited)
($ in thousands)
Growth on a Constant Exchange Rate (CER) Basis

	Three Months Ended June 30,		Year over Year % Growth		Six Months Ended June 30,		Year over Year % Growth
	2026	2025	As reported	At CER*	2026	2025	As reported	At CER*
Product revenue, net	105,751	109,085	(3)%	(7)%	201,307	214,735	(6)%	(10)%
Loss from operations	(76,489)	(54,895)	39%	36%	(145,874)	(111,206)	31%	29%

* The growth rates at CER were calculated assuming the same foreign currency exchange rates were in effect for the current and prior year period
Reconciliation of Loss from Operations (GAAP) to Adjusted Loss from Operations (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP loss from operations	(76,489)	(54,895)	(145,874)	(111,206)
Plus: Depreciation and amortization expenses	4,173	3,735	8,117	7,193
Plus: Share-based compensation	11,941	16,973	25,465	32,773
Adjusted loss from operations	(60,375)	(34,187)	(112,292)	(71,240)